Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    NATIONAL HEALTH REALTY, INC.
(Exact Name of Registrant as Specified in its Restated and Amended Limited
                      Partnership Agreement)

 Maryland                                         52-2059888
 --------                                         ----------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)             Identification Number)

                         100 Vine Street
                  Murfreesboro, Tennessee 37130
             (Address of Principal Executive Offices)
                            (Zip Code)

        1997 Stock Option & Stock Appreciation Rights Plan
        --------------------------------------------------
                       (Full Name of Plan)

                         W. Andrew Adams
        Chairman, President, and Chief Executive Officer
                   National Health Realty, Inc.
             100 Vine Street, Murfreesboro, TN 37130
             (Name and Address of Agent for Service)

                           (615) 890-2020
  (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                              Proposed      Proposed
Title of                      Maximum       Maximum
Securities   Amount           Offering      Aggregate       Amount of
to be        to be            Price Per     Offering        Registration
Registered   Registered       Share<F1>     Price           Fee
----------   --------------   ----------    -----------     ------------
Common       500,000 Shares   $13.375       $6,687,500      $1,972.81
Stock

<F1>  Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the closing bid price of $13.375 per Share, as reported on the American Stock Exchange on August 7, 1998.

  The Index to Exhibits appears on sequentially numbered page 7.

                                 PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by National Health Realty, Inc., (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)  The Company's Annual Report on Form 10-K for the year ended December 31,
     1997.

(b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

(c) The Company's registration statement on Form 10 (SEC File No. 1-13478), filed October 14, 1997 and amended through Amendment No. 1 on December 5, 1997.

(d) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form S-4 (SEC File No. 333-37173), filed October 3, 1997, amended through Amendment No. 1 on December 20, 1997, amended through Amendment No. 2 on December 4, 1997, amended through Amendment No. 3 on December 5, 1997 and amended through Amendment No. 4 on December 5, 1997.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The audited consolidated financial statements and schedules of the Company incorporated by reference herein have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

Item 6.   Indemnification.

Section 2-418 of the Maryland General Corporation Law provides as follows:

(a) DEFINITIONS. In this section the following words have the meanings indicated.

     (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

     (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (3)  "Expenses" include attorney's fees.

     (4)  "Official capacity" means the following:

          (i) When used with respect to a director, the office of director in the corporation; and

          (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

          (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

     (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)  PERMITTED INDEMNIFICATION OF DIRECTOR.

     (1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity if the director:

          (i)  Acted in good faith;

          (ii) Reasonably believed:

               1. In the case of conduct in the director's official capacity with the corporation, that the conduct was in the best interests of the corporation; and

               2. In all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

          (iii) In the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

     (2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

          (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may be made only against reasonable expenses and may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

     (3) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(c) NO INDEMNIFICATION OF DIRECTOR LIABLE FOR IMPROPER PERSONAL BENEFIT. A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) REQUIRED INDEMNIFICATION AGAINST EXPENSES INCURRED IN SUCCESSFUL DEFENSE. - -Unless limited by the charter:

     (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

     (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

          (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

          (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

     (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

(e)  DETERMINATION THAT INDEMNIFICATION IS PROPER.

     (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

     (2)  Such determination shall be made:

          (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

          (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

          (iii)     By the stockholders.

     (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

     (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)  PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION OF ACTION.

     (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding, after a determination that the facts then known to those making the determination would not preclude indemnification under this section, upon receipt by the corporation of:

          (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

          (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

     (3) Determinations and authorizations of payments under this subsection shall be in the manner specified in subsection (e) of this section.

(g) VALIDITY OF INDEMNIFICATION PROVISION. A provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, except as contemplated by subsection (k) of this section, is not valid unless consistent with this section or, to the extent that indemnity under this section is limited by the charter, consistent with the charter.

(h) REIMBURSEMENT OF DIRECTOR'S EXPENSES INCURRED WHILE APPEARING AS WITNESS. This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) DIRECTOR'S SERVICE TO EMPLOYEE BENEFIT PLAN. For purposes of this section:

     (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

     (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

     (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j)  OFFICER, EMPLOYEE OR AGENT.  Unless limited by the charter:

     (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

     (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

     (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k)  INSURANCE.   A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(l) REPORT OF INDEMNIFICATION TO STOCKHOLDERS. Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

Item 7.   Exemption From Registration Claimed

     Not applicable.

Item 8.   Exhibits.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.        Undertakings.

     The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on July 31, 1998.

                                   National Health Realty, Inc.


                                   By: /s/ W. Andrew Adams
                                        W. Andrew Adams
                                        Chief Executive Officer


                        POWER OF ATTORNEY

     Each person whose signature to the Registration statement appears below hereby appoints W. Andrew Adams or Richard F. LaRoche, Jr. and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                                 Date

/s/ W. Andrew Adams        Chairman of the Board, President      July 31, 1998
W. Andrew Adams            and Chief Executive Officer


/s/ Donald K. Daniel       Vice President and Chief              July 31, 1998
Donald K. Daniel           Financial Officer


/s/ Robert G. Adams        Director                              July 31, 1998
Robert G. Adams


/s/ Olin O. Williams,      Director                              July 31, 1998
M.D.
Olin O. Williams, M.D.


/s/ J.K. Twilla, M.D.      Director                              July 31, 1998
J.K. Twilla, M.D.


/s/ Ernest G. Burgess      Director                              July 31, 1998
Ernest G. Burgess



                         Exhibit Index

Exhibit No.    Description of Exhibit

   4.1 Certificate of Incorporation of Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement No. 333-37173 on Form S-4)

   4.2 By-Laws of Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No. 333-37173 on Form S-4)

   4.3 1997 Stock Option and Stock Appreciation Rights Plan (incorporated by reference to Exhibit 10.3.2 to the Company's Registration Statement No. 333-37173 on Form S-4)

    5          Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.


   23          Consent of Arthur Andersen LLP, Independent Public Accountants.


   23.1        Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
               (contained in Exhibit 5)


   24           Power of Attorney (see signature page)